Exhibit 4
MORTON INTERNATIONAL, INC.
TO
Continental Bank, National Association
Trustee

Indenture
Dated as of June 1, 1990

$200,000,000
9 1/4% Credit Sensitive Debentures due June 1, 2020

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of June 1, 1990

Trust Indenture
Act Section	Indenture Section

§310(a)(l)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608
610
§311(a)	613(a)
(b)	613(b)
(b)(2)	703(a)(2), 703(b)
§312(a)	701
702(a)
(b)	702(b)
(c)	702(c)
§313(a)	703(a)
(b)	703(b)
(c)	703(a), 703(b)
(d)	703(c)
§314(a)	704
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§315(a)	601(a)
(b)	602, 703(a) (6)
(c)	601(b)
(d)	601(c)
(d)(l)	601(a)(l)
(d)(2)	601(c)(2)
(d)(3)	601(c)(3)
(e)	514
§316(a)	101
(a)(1)(A)	502
512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
§317(a)(l)	503
(a)(2)	504
(b)	1003
§318(a)	107

NOTE:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

NOTE:	This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

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		Page

	ARTICLE SEVEN

	Holders’ Lists and Reports By Trustee and Company

Section 701.	Company to Furnish Trustee Names and Addresses of Holders	58
Section 702.	Preservation of Information; Communications to Holders	58
Section 703.	Reports by Trustee	59
Section 704.	Reports by Company	61
Section 705.	Notice of Change in Rating	62

	ARTICLE EIGHT

	Consolidation, Merger, Conveyance, Transfer or Lease

Section 801.	Company May Consolidate, Etc. on Certain Terms	62
Section 802.	Successor Corporation Substituted	63

	ARTICLE NINE

	Supplemental Indentures

Section 901.	Supplemental Indentures Without Consent of Holders	63
Section 902.	Supplemental Indentures with Consent of Holders	64
Section 903.	Execution of Supplemental Indentures	65
Section 904.	Effect of Supplemental Indentures	65
Section 905.	Conformity with Trust Indenture Act	65
Section 906.	Reference in Securities to Supplemental Indentures	65

	ARTICLE TEN

	Covenants

Section 1001.	Payment of Principal and Interest	66
Section 1002.	Maintenance of Office or Agency	66
Section 1003.	Money for Securities Payments to Be Held in Trust	66
Section 1004.	Corporate Existence	68

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          INDENTURE, dated as of June 1, 1990; between Morton International, Inc., a corporation duly organized and existing under the laws of the State of Indiana (herein called the “Company”), having its principal office at 110 North Wacker Drive, Chicago, Illinois 60606-1560, and Continental Bank, National Association, a national banking association having its corporate trust office and place of business at 231 South LaSalle Street, Chicago, Illinois 60697, Trustee (herein called the “Trustee”).
RECITALS OF THE COMPANY
          The Company has duly authorized the creation of an issue of its 9 1/4% Credit Sensitive Debentures due June 1, 2020 (herein called the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.
          All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
          For and in consideration of the premises and the acquisition of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE ONE
Definitions and Other Provisions
of General Application
Section 101. Definitions.
          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles,

and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this instrument; and
     (4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
          Certain terms, used principally in Articles Six and Ten, are defined in such Articles.
          “Act,” when used with respect to any Holder, has the meaning specified in Section 104.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Attributable Debt” means, as to any particular lease entered into after the date hereof under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the present value of the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, discounted from the respective due dates thereof to such date at the rate of 10% per annum compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease that is terminable by the lessee upon payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.
          “Authenticating Agent” means any person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.
          “Board of Directors” means either the Board of Directors of the Company or any duly authorized committee of the Board of Directors of the Company.

          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day,” when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law (including any executive order) to close.
          “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
          “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
          “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, any Vice Chairman, its President or any Vice President, and by its Treasurer, its Controller or its Secretary and delivered to the Trustee.
          “Consolidated Net Tangible Assets” means the total of all the assets appearing on the consolidated balance sheet of the Company and its Subsidiaries, less the following:
     (1) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof but maturing within 12 months from the date of determination but excluding any current liabilities constituting Funded Debt by reason of being renewable or extendable and current deferred income taxes;
     (2) reserves for depreciation and other asset valuation reserves;
     (3) intangible assets, including, but without limitation, such items as goodwill, trademarks, trade names, patents and unamortized debt discount and expense carried as an asset on said balance sheet; and

     (4) appropriate adjustments on account of minority interests of other persons holding stock in any Subsidiary of the Company.
          Consolidated Net Tangible Assets shall be determined in accordance with generally accepted accounting principles and practices, applicable to the type of business in which the Company and its Subsidiaries are engaged and which are approved by the independent accountants regularly retained by the Company, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.
          “Corporate Trust Office” means the office of the Trustee in the city in which it has its principal place of business at which at any particular time its corporate trust business shall be principally administered.
          “Corporation” includes corporations, associations, companies and business trusts.
          “Defaulted Interest” has the meaning specified in Section 307.
          “Event of Default” has the meaning specified in Section 501.
          “Funded Debt” means all indebtedness for money borrowed having a maturity of more than 12 months from the date as of which the amount thereof is to be determined or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower.
          “Holder” means a Person in whose name a Security is registered in the Security Register.
          “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
          “Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.
          “Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration or otherwise.
          “Officers' Certificate” means a certificate signed by the Chairman of the Board, any Vice Chairman, the President or

any Vice President, and by the Treasurer, the Controller, or the Secretary of the Company, and delivered to the Trustee.
          “Opinion of Counsel” means a written opinion of counsel, who may be an employee of or of counsel to the Company, and who shall be reasonably satisfactory to the Trustee.
          “Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
     (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Securities for whose payment (a) money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities or (b) money or U.S. Government Obligations as contemplated by Sections 401 or 403 in the necessary amount have been theretofore deposited with the Trustee, in trust for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
     (iii) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
          “Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          “Place of Payment” means the place where the principal of (and premium, if any) and interest on the Securities are payable as designated in or pursuant to Section 301.
          “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.
          “Principal Operating Property” means any land, or any building, structure or other facility together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, warehousing, extraction, processing or production owned or leased by the Company or any subsidiary of the Company, the gross book value (without deduction of any depreciation reserve) of which on the date as of which the determination is being made exceeds 2% of Consolidated Net Tangible Assets, other than any land, building, structure or other facility or portion thereof which (i) in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Corporation and its subsidiaries as an entirety; or (ii) any land designated by the Board of Directors as being held primarily for development and/or sale.
          “Regular Record Date,” for the interest payable on any Interest Payment Date means the date specified for that purpose as designated in Section 301.
          “Responsible Officer,” when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
          “Securities” has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.
          “Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
          “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.
          “Stated Maturity”, when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.
          “Subsidiary” means any corporation (a) more than 50% of the outstanding voting stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries and (b) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America (other than its territories or possessions and other than Puerto Rico). For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
          “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905.
          “U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.
          “Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
Section 102. Compliance Certificates and Opinions.
          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investiga-

tion as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
Section 103. Form of Documents Delivered to Trustee.
          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 104. Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          (c) The ownership of Securities shall be proved by the Security Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
Section 105. Notices, Etc. to Trustee and Company.
          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or
     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument: attention of the Treasurer, or at any other address previously furnished in writing to the Trustee by the Company.
Section 106. Notice to Holders; Waiver.
          Where this Indenture or any Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
Section 107. Conflict with Trust Indenture Act.
          If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.
Section 108. Effect of Headings and Table of Contents.
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 109. Successors and Assigns.
          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110. Separability Clause.
          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 111. Benefits of Indenture.
          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 112. Governing Law.
          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of Illinois.
Section 113. Legal Holidays.
          In any case where any Interest Payment Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or at the Stated Maturity, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.
ARTICLE TWO
Security Forms
Section 201. Forms Generally.
          The Securities and the Trustee’s certificate of authentication thereon shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

          The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.
Section 202. Form of Face of Security.
MORTON INTERNATIONAL, INC.
9 1/4% Credit Sensitive Debenture due 2020

No.	$
          MORTON INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Indiana (hereinafter called the “Company”, which term shall include any successor corporation), for value received, hereby promises to pay to                                                                                                                          or registered assigns, the principal sum of                                                            Dollars on June 1, 2020 and to pay interest thereon from June 1, 1990 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 in each year, commencing December 1, 1990, at the rate of 9 1/4% per annum on the date of original issue, subject to adjustment on the calendar day that certain changes in the debt rating of the Security occur as determined by Standard & Poor’s Corporation or Moody’s Investors Service, Inc., as described herein, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of Chicago, and in such other cities, if any, as the Company may designate in writing to the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:

MORTON INTERNATIONAL, INC.
By
Chairman of the Board and
Chief Executive Officer

Attest:

Secretary

Section 203. Form of Reverse of Security.
          This Security is one of a duly authorized issue of securities of the Company designated as its 9 1/4% Credit Sensitive Debentures due June 1, 2020 (herein called the “Securities”), limited in aggregate principal amount to $200,000,000 (except as otherwise provided in the Indenture) issued and to be issued under an Indenture, dated as of June 1, 1990 (herein called the “Indenture”), between the Company and Continental Bank, National Association, Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
          The interest rate on this Security shall be based upon the debt rating on the Securities (the “Rating”) as determined by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), or their successors (as described below), and adjusted if necessary in response to changes in a Rating. The initial Applicable Rate (as hereinafter defined) on this Security will be 9 1/4% per annum. This Security shall bear interest at the initial Applicable Rate from June 1, 1990 to but excluding the earlier of the date of repayment or (except as provided below) the calendar day on which a change in rating category (as set forth in the table below) takes effect in either the S&P Rating or Moody’s Rating (a “Rating Adjustment Date”). Beginning with the calendar day that is a Rating Adjustment Date, if any (unless such Rating Adjustment Date occurs between a Record Date and an Interest Payment Date in which case beginning on such Interest Payment Date), and (except as provided below) to but excluding the earlier of the date of repayment or next Rating Adjustment Date, if any, this Security shall bear interest at the rate per annum (the “Applicable Rate”) set forth below opposite the lower of the S&P Rating and the Moody’s Rating in effect at the close of business on that Rating Adjustment Date; provided that if only one such Rating is available on any Rating Adjustment Date, the Applicable Rate shall be determined solely by reference to such one Rating. If neither S&P nor Moody’s has issued a current Rating, or if the rating system employed by either such organization is changed from that which is currently employed, then the Company shall, with the approval of the Trustee, designate such additional nationally recognized statistical rating organization, or make such adjustments in the relationship between the Rating and the Applicable Rate, as are consistent with the table below.

Ratings		Applicable
Moody’s	S&P	Rate

Aaa	AAA	8.95%
Aa1 to Aa2	AA+ to AA	9.15
Aa3 to A3	AA- to A-	9.25
Baa1	BBB+	9.65
Baa2	BBB	9.75
Baa3	BBB-	9.90
Ba1	BB+	12.40
Ba2	BB	12.90
Ba3	BB-	13.40
B1	B+	14.40
B2 or lower	B or lower	14.90
          The Applicable Rate and interest on this Security shall be computed on the basis of a year of twelve 30-day months. In the event of any satisfaction, discharge and defeasance of the Securities, or the Indenture, the Applicable Rate shall be fixed at a rate (the “Defeasance Rate”) based upon the debt rating of the Securities as defeased by the defeasance trust containing the money and/or U.S. Obligations deposited by the Company to effect the satisfaction, discharge and defeasance of the Securities or the Indenture. The Defeasance Rate shall be the corresponding rate per annum set forth above opposite the lower of the S&P or Moody’s debt rating in effect for the Securities as defeased by the defeasance trust (the “Defeasance Rating”) on the date of the deposit of the money and/or U.S. Obligations in order to effect the satisfaction, discharge and defeasance of the Securities or the Indenture. The Applicable Rate shall be fixed, or the Indenture on the effective date of any satisfaction, discharge and defeasance of the Securities or the Indenture at the Defeasance Rate and such rate shall relate back to and be considered to have effect from, the date of deposit of the money and/or U.S. Obligations (unless an Interest Payment Date occurs between the deposit date and the effective date, in which case the Defeasance Rate shall relate back to, and be considered to have effect from, such Interest Payment Date). The Applicable Rate shall not thereafter be affected by any change in Rating or Defeasance Rating. If no such Defeasance Rating exists on the date of such deposit, the Applicable Rate shall be fixed at the Applicable Rate in effect on the date of the deposit.
          If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Company and the Trustee with the consent of the

Holders of 66-2/3% in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
          The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
Section 204. Form of Trustee’s Certificate of Authentication.
          This is one of the Securities referred to in the within-mentioned Indenture.

[ ], as Trustee
By
Authorized Signer

ARTICLE THREE
The Securities
Section 301. Title and Terms.
          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $200,000,000 except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 304, 305, 306 or 906.
          The Securities shall be known and designated as the “9 1/4% Credit Sensitive Debentures due June 1, 2020” of the Company. Their Stated Maturity shall be June 1, 2020, and they shall bear interest from June 1, 1990 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semi-annually on June 1 and December 1 in each year, at the rate of 9 1/4% per annum on the date of original issue, subject to adjustment on the calendar day that certain changes in the debt rating of the Securities occur as determined by Standard & Poor’s Corporation (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), as described herein, until the principal is paid or such payment is duly provided for. The Regular Record Dates for the Securities shall be May 15 and November 15.
          The interest rate on the Securities shall be based upon the debt rating on the Securities (“Rating”) as determined by S&P or Moody’s or their successors (as described below), and adjusted if necessary in response to changes in a Rating. The initial Applicable Rate (as hereinafter defined) on the Securities will be 9 1/4% per annum. The Securities shall bear interest at the initial Applicable Rate from June 1, 1990 to but excluding the earlier of the date of repayment or (except as provided below) the calendar day on which a change in rating category (as set forth in the table below) takes effect in either the S&P Rating or Moody’s Rating (a “Rating Adjustment Date”). Beginning with the calendar day that is a Rating Adjustment Date, if any (unless such Rating Adjustment Date occurs between a Record Date and an Interest Payment Date in which case beginning on such Interest Payment Date), and (except as provided below) to but excluding the earlier of the date of repayment or next Rating Adjustment Date, if any, the Securities shall bear interest at the rate per annum (the “Applicable Rate”) set forth below opposite the lower of the S&P Rating and the Moody’s Rating in effect at the close of business on that Rating Adjustment Date; provided that if only one such Rating is available on any Rating Adjustment Date, the Applicable Rate shall be determined solely by reference to such one Rating. If neither S&P nor Moody’s has issued a current Rating, or if the rating system employed by either such organization is changed from that which is currently employed, then the Company shall, with the approval of the Trustee, designate such additional nationally recognized statistical rating organization, or make such adjustments in the relationship between the Rating and the Applicable Rate, as are consistent with the table below.

Ratings		Applicable
Moody’s	S&P	Rate

Aaa	AAA	8.95%
Aa1 to Aa2	AA+ to AA	9.15
Aa3 to A3	AA to A-	9.25
Baa1	BBB+	9.65
Baa2	BBB	9.75
Baa3	BBB-	9.90
Ba1	BB+	12.40
Ba2	BB	12.90
Ba3	BB-	13.40
B1	B+	14.40
B2 or lower	B or lower	14.90
          The Applicable Rate and interest on the Securities shall be computed on the basis of a year of twelve 30-day months. In the event of any satisfaction, discharge and defeasance of the Securities or the Indenture, the Applicable Rate shall be fixed at a rate (the “Defeasance Rate”) based upon the debt rating of the Securities as defeased by the defeasance trust containing the money and/or U.S. Obligations deposited by the Company to effect the satisfaction, discharge and defeasance of the Securities or the Indenture. The Defeasance Rate shall be the corresponding rate per annum set forth above opposite the lower of the S&P Rating and the Moody’s debt rating in effect for the Securities as defeased by the defeasance trust (the “Defeasance Rating”) on the date of the deposit of the money and/or U.S. Obligations in order to effect the satisfaction, discharge and defeasance of the Securities or the Indenture. The Applicable Rate shall be fixed on the effective date of any satisfaction, discharge and defeasance of the Securities or the Indenture at the Defeasance Rate and such rate shall relate back to, and be considered to have effect from, the date of deposit of the money and/or U.S. Obligations (unless an Interest Payment Date occurs between the deposit date and the effective date, in which case the Defeasance Rate shall relate back to, and be considered to have effect from, such Interest Payment Date). The Applicable Rate shall not thereafter be affected by any change in Rating or Defeasance Rating. If no such Defeasance Rating exists on the date of such deposit, the Applicable Rate shall be fixed at the Applicable Rate in effect on the date of the deposit.
          The principal of and interest on the Securities shall be payable at the office or agency of the Company in the City of

Chicago, Illinois and in such other cities, if any, as the Company may designate in writing to the Trustee (any such city being herein called a “Place of Payment”); except that interest may be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address appears on the Security Register.
Section 302. Denominations.
          The Securities shall be issued only in fully registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.
Section 303. Execution, Authentication, Delivery and Dating.
          The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.
          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities.
          Each Security shall be dated the date of its authentication.
          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.
Section 304. Temporary Securities.
          Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
          If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company in a Place of Payment, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
Section 305. Registration, Registration of Transfer and Exchange.
          The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.
          Upon surrender for registration of transfer of any Security at the office or agency of the Company in a Place of Payment, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, of any authorized denominations and of a like aggregate principal amount.
          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304 or 906.
Section 306. Mutilated, Destroyed, Lost and Stolen Securities.
          If (i) any mutilated Security is surrendered to the Trustee or if there shall be delivered to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) there shall be delivered to the Company and the Trustee such security and indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such mutilated, destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company,

whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
Section 307. Payment of Interest; Interest Rights Preserved.
          Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
          Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such

Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of the Securities at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).
     (2) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.
          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
Section 308. Persons Deemed Owners.
          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Security, and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
Section 309. Cancellation.
          All Securities surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.
ARTICLE FOUR
Satisfaction and Discharge
Section 401. Satisfaction and Discharge of Indenture.
          This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when
          (1) either
     (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or
     (B) all such Securities not theretofore delivered to the Trustee for cancellation
     (i) have become due and payable, or
     (ii) will become due and payable at their Stated Maturity within one year, or
     (iii) are deemed paid and discharged pursuant to Section 403, as applicable, and the Company, in the case of (i) or (ii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount of (a) money or (b) in the case of (ii) above U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the Stated Maturity money in an amount or (c) a combination of money and U.S. Government Obligations, in each case sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certificate thereof delivered to the Trustee, to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity, as the case may be;
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to an Authenticating Agent under Section 614 and, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section or if money or U.S. Government Obligations shall have been deposited with or received by the Trustee pursuant to Section 403, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.
Section 402. Application of Trust Money.
          (a) Subject to the provisions of the last paragraph of Section 1003, all money or U.S. Government Obligations deposited with the Trustee pursuant to Section 401 or 403 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 401 or 403 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with or received by the Trustee.

          (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 403 or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.
          (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Section 401 or Section 403 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such U.S. Government Obligations or money was deposited or received. Notwithstanding the foregoing, the Trustee shall not deliver or pay to the Company any such excess amounts unless the Trustee shall have received a letter from S&P and Moody’s (or the nationally recognized statistical rating agency that provided the Defeasance Rating) stating that the delivery or payment of such excess amounts by the Trustee to the Company will not result in a decrease in the Defeasance Rating. No provision of this Indenture shall be deemed to authorize the sale by the Trustee of any U.S. Government Obligations held under this Indenture pursuant to Section 403.
Section 403. Satisfaction, Discharge and Defeasance of the Securities.
          The Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities on the 91st day after the date of the deposit referred to in subparagraph (e) hereof, and the provisions of this Indenture, as it relates to such Outstanding Securities, shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request execute proper instruments acknowledging the same), except as to:
     (a) the rights of Holders of Securities to receive, from the trust funds described in subparagraph (e) hereof, payment of the principal of and each installment of principal of or interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest;
     (b) the Company’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003;
     (c) the Company’s obligations with respect to the Trustee under Section 607; and

     (d) the rights, powers, trust and immunities of the Trustee hereunder and the duties of the Trustee under Section 402 and the duty of the Trustee to authenticate Securities issued on registration of transfer or exchange;
provided that, the following conditions shall have been satisfied:
     (e) the Company has deposited or caused to be irrevocably deposited (except as provided in Section 402) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (i) money in an amount, or (ii) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment of money in an amount or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of and each installment of principal and interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal or interest;
     (f) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;
     (g) such provision would not cause any Outstanding Securities then listed on any securities exchange to be delisted as a result thereof;
     (h) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Securities such series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;
     (i) the Company has delivered to the Trustee an Officers’ Certificate and an opinion of nationally recognized tax counsel stating that either (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in the applicable Federal income tax law, and that based thereon such counsel is of the opinion that, Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and
     (j) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this Section have been complied with.
Section 404. Funding of Defeasance Trust.
          For the purpose of determining the amount of money and/or U.S. Government Obligations required to be deposited with the Trustee in order to effect a discharge pursuant to Sections 401 or 403, the interest rate on the Securities shall be assumed to be the Defeasance Rate for the period beginning on the date of such deposit.
ARTICLE FIVE
Remedies
Section 501. Events of Default.
          “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of any interest upon any Security when due and payable and continuance of such default for a period of 30 days; or
     (2) default in the payment of the principal of any Security at its Maturity; or
     (3) default in the performance of any covenant, agreement or warranty of the Company in this Indenture (other than a covenant, agreement or warranty a default in whose performance is elsewhere in this Section specifically dealt with) and continuance of such default for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (4) a default under any bond, debenture, note or other evidence of indebtedness for money borrowed by the Company in excess of $10,000,000 or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company in excess of $10,000,000, whether such indebtedness now exists or shall hereafter be created, which default shall consist of a failure to pay any portion of the principal of such indebtedness within 10 days after such indebtedness became due and payable after the expiration of any applicable grace period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or
     (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

     (6) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any such law, or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such a petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of appropriate action by the Company in furtherance of any such action.
Section 502. Acceleration of Maturity; Rescission and Annulment.
          If an Event of Default occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount shall become immediately due and payable.
          At any time after such a declaration of acceleration has been made and before the Stated Maturity thereof, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay
     (A) all overdue installments of interest on all Securities,
     (B) the principal of any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,
     (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and
     (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
and
     (2) all Events of Default, other than the nonpayment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.
No such rescission shall affect any subsequent default or impair any right consequent thereon.
Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.
          The Company covenants that if
     (1) default is made in the payment of any interest on any Securities when such interest becomes due and payable and such default continues for a period of 30 days, or
     (2) default is made in the payment of the principal of any Securities at the Maturity thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate borne by the Securities and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sum so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 504. Trustee May File Proofs of Claim.
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
     (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and to file such other papers and documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.
          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 505. Trustee May Enforce Claims Without Possession of Securities.
          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
Section 506. Application of Money Collected.
          Any money or other property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     First: To the payment of all amounts due the Trustee under Section 607; and
     Second: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money or other property has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest.
     Third: The balance, if any, to the Company.
Section 507. Limitation on Suits.
          No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of security and indemnity has failed to institute any such proceedings; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60 - day period by the Holders of a majority in principal amount of the Outstanding Securities;
it being understood and intended that no one or more Holders of Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
Section 508. Unconditional Right of Holders to Receive Principal and Interest.
          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security and to institute suit for the enforcement of any such payment and such other rights shall not be impaired without the consent of such Holder.
Section 509. Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 510. Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 511. Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 512. Control by Holders.
          The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture, and
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Section 513. Waiver of Past Defaults.
          The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default
     (1) in the payment of the principal or interest on any Security, or

     (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security offered.
          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
Section 514. Undertaking for Costs.
          All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 25% in principal amount of the Out-standing Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the respective Stated Maturities expressed in such Security.
Section 515. Waiver of Stay or Extension Laws.
          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX
The Trustee
Section 601. Certain Duties and Responsibilities.
          (a) Except during the continuance of an Event of Default,
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.
          (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that
     (1) this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;
     (2) the Trustee shall not be liable for any error or judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and
     (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security and indemnity against such risk or liability is not reasonably assured to it.
          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
Section 602. Notice of Defaults.
          Within 90 days after the occurrence of any default hereunder, the Trustee shall transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities; and provided, further, that in the case of any default of the character specified in Section 501(3) no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.
Section 603. Certain Rights of Trustee.
          Subject to the provisions of Section 601:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;
     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security and indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and
     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
Section 604. Not Responsible for Recitals or Issuance of Securities.
          The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
Section 605. May Hold Securities.
          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, any Authenticating Agent, Paying Agent, Security Registrar or such other agent.
Section 606. Money Held in Trust.
          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.
Section 607. Compensation and Reimbursement.
          The Company agrees
     (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and
     (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
Section 608. Disqualification; Conflicting Interests.
          (a) If the Trustee has or shall acquire any conflicting interest, as defined in this Section, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect hereinafter specified in this Article.
          (b) In the event that the Trustee shall fail to comply with the provisions of Subsection (a) of this Section, the Trustee shall, within 10 days after the expiration of such 90 - day period, transmit by mail to all Holders of Securities, as their names and addresses appear in the Security Register, notice of such failure.
          (c) For the purposes of this Section, the Trustee shall be deemed to have a conflicting interest if
     (1) the Trustee is trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the Company are outstanding, unless such other indenture is a collateral trust indenture under which the only collateral consists of Securities issued under this Indenture, provided that there shall be excluded from the operation of this paragraph any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if
     (A) this Indenture and such other indenture or indentures are wholly unsecured and such other indenture or indentures are hereafter qualified under the Trust Indenture Act, unless the Commission shall have found and declared by order pursuant to Section 305(b) or Section 307(c) of the Trust Indenture Act that differences exist between the provisions of this Indenture and the provisions of such other indenture or indentures which are so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under this Indenture and such other indenture or indentures, or

     (B) the Company shall have sustained the burden of proving, on application to the Commission and after opportunity for hearing thereon, that trusteeship under this Indenture and such other indenture or indentures is not so likely to involve a material conflict of interest as to make it necessary in the public interest or for the protection of investors to disqualify the Trustee from acting as such under one of such indentures;
     (2) the Trustee or any of its directors or executive officers is an obligor upon the Securities or an underwriter for the Company;
     (3) the Trustee directly or indirectly controls or is directly or indirectly controlled by or is under direct or indirect common control with the Company or an underwriter for the Company;
     (4) the Trustee or any of its directors or executive officers is a director, officer, partner, employee, appointee or representative of the Company, or of an underwriter (other than the Trustee itself) for the Company who is currently engaged in the business of underwriting, except that (i) one individual may be a director or an executive officer, or both, of the Trustee and a director or an executive officer, or both, of the Company but may not be at the same time an executive officer of both the Trustee and the Company; (ii) if and so long as the number of directors of the Trustee in office is more than nine, one additional individual may be a director or an executive officer, or both, of the Trustee and a director of the Company; and (iii) the Trustee may be designated by the Company or by any underwriter for the Company to act in the capacity of transfer agent, registrar, custodian, paying agent, fiscal agent, escrow agent or depositary, or in any other similar capacity, or, subject to the provisions of paragraph (1) of this Subsection, to act as trustee, whether under an indenture or otherwise;
     (5) 10% or more of the voting securities of the Trustee is beneficially owned either by the Company or by any director, partner or executive officer thereof, or 20% or more of such voting securities is beneficially owned, collectively, by any two or more of such persons; or 10% or more of the voting securities of the Trustee is beneficially owned either by an underwriter for the Company or by any director, partner or execu-

tive officer thereof, or is beneficially owned, collectively, by any two or more such persons;
     (6) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), (i) 5% or more of the voting securities, or 10% or more of any other class of security, of the Company not including the Securities issued under this Indenture and securities issued under any other indenture under which the Trustee is also trustee, or (ii) 10% or more of any class of security of an underwriter for the Company;
     (7) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 5% or more of the voting securities of any person who, to the knowledge of the Trustee, owns 10% or more of the voting securities of, or controls directly or indirectly or is under direct or indirect common control with, the Company;
     (8) the Trustee is the beneficial owner of, or holds as collateral security for an obligation which is in default (as hereinafter in this Subsection defined), 10% or more of any class of security of any person who, to the knowledge of the Trustee, owns 50% or more of the voting securities of the Company; or
     (9) the Trustee owns, on May 15 in any calendar year, in the capacity of executor, administrator, testamentary or inter vivos trustee, guardian, committee or conservator, or in any other similar capacity, an aggregate of 25% or more of the voting securities, or of any class of security, of any person, the beneficial ownership of a specified percentage of which would have constituted a conflicting interest under paragraph (6), (7) or (8) of this Subsection. As to any such securities of which the Trustee acquired ownership through becoming executor, administrator or testamentary trustee of an estate which included them, the provisions of the preceding sentence shall not apply, for a period of two years from the date of such acquisition, to the extent that such securities included in such estate do not exceed 25% of such voting securities or 25% of any such class of security. Promptly after May 15 in each calendar year, the Trustee shall make a check of its holdings of such securities in any of the above-mentioned capacities as of such May 15. If the Company fails to make payment in full of the principal of (or premium, if any) or interest on any of the Securities when and as the same becomes due and payable, and such failure continues for 30 days thereafter, the Trustee shall make a prompt check of its holdings of such securities in any of the above-mentioned capacities as of the date of the expiration of such 30-day period, and after such date, notwithstanding the foregoing provisions of this paragraph, all such securities so held by the Trustee, with sole or joint control over such securities vested in it, shall, but only so long as such failure shall continue, be considered as though beneficially owned by the Trustee for the purposes of paragraphs (6), (7) and (8) of this Subsection.
          The specification of percentages in paragraphs (5) to (9), inclusive, of this Subsection shall not be construed as indicating that the ownership of such percentages of the securities of a person is or is not necessary or sufficient to constitute direct or indirect control for the purposes of paragraph (3) or (7) of this Subsection.
          For the purposes of paragraphs (6), (7), (8) and (9) of this Subsection only, (i) the terms “security” and “securities” shall include only such securities as are generally known as corporate securities, but shall not include any note or other evidence of indebtedness issued to evidence an obligation to repay moneys lent to a person by one or more banks, trust companies or banking firms, or any certificate of interest or participation in any such note or evidence of indebtedness; (ii) an obligation shall be deemed to be “in default” when a default in payment of principal shall have continued for 30 days or more and shall not have been cured; and (iii) the Trustee shall not be deemed to be the owner or holder of (A) any security which it holds as collateral security, as trustee or otherwise, for an obligation which is not in default as defined in clause (ii) above, or (B) any security which it holds as collateral security under this Indenture, irrespective of any default hereunder, or (C) any security which it holds as agent for collection, or as custodian, escrow agent or depositary, or in any similar representative capacity.
          (d) For the purposes of this Section:
     (1) The term “underwriter”, when used with reference to the Company, means every person who, within three years prior to the time as of which the determination is made, has purchased from the Company with a view to, or has offered or sold for the Company in connection with, the distribution of any security of the Company outstanding at such time, or has participated or has had a direct or indirect participation in any such undertaking, or has participated or has had a participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a person whose interest was limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.
     (2) The term “director” means any director of a corporation or any individual performing similar functions with respect to any organization, whether incorporated or unincorporated.
     (3) The term “person” means an individual, a corporation, a partnership, an association, a joint-stock company, a trust, an unincorporated organization or a government or political subdivision thereof. As used in this paragraph, the term “trust” shall include only a trust where the interest or interests of the beneficiary or beneficiaries are evidenced by a security.
     (4) The term “voting security” means any security presently entitling the owner or holder thereof to vote in the direction or management of the affairs of a person, or any security issued under or pursuant to any trust, agreement or arrangement whereby a trustee or trustees or agent or agents for the owner or holder of such security are presently entitled to vote in the direction or management of the affairs of a person.
     (5) The term “Company” means any obligor upon the Securities.
     (6) The term “executive officer” means the president, every vice president, every trust officer, the cashier, the secretary and the treasurer of a corporation, and any individual customarily performing similar functions with respect to any organization whether incorporated or unincorporated, but shall not include the chairman of the board of directors.
          (e) The percentages of voting securities and other securities specified in this Section shall be calculated in accordance with the following provisions:
     (1) A specified percentage of the voting securities of the Trustee, the Company or any other person referred to in this Section (each of whom is referred to as a “person” in this paragraph) means such amount of the outstanding voting securities of such person as entitles the holder or holders thereof to cast such specified percentage of the aggregate votes which the holders of all the outstanding voting securities of such person are entitled to cast in the direction or management of the affairs of such person.
     (2) A specified percentage of a class of securities of a person means such percentage of the aggregate amount of securities of the class outstanding.
     (3) The term “amount”, when used in regard to securities, means the principal amount if relating to evidences of indebtedness, the number of shares if relating to capital shares and the number of units if relating to any other kind of security.
     (4) The term “outstanding” means issued and not held by or for the account of the issuer. The following securities shall not be deemed outstanding within the meaning of this definition:
     (i) securities of an issuer held in a sinking fund relating to securities of the issuer of the same class;
     (ii) securities of an issuer held in a sinking fund relating to another class of securities of the issuer, if the obligation evidenced by such other class of securities is not in default as to principal or interest or otherwise;
     (iii) securities pledged by the issuer thereof as security for an obligation of the issuer not in default as to principal or interest or otherwise; and
     (iv) securities held in escrow if placed in escrow by the issuer thereof;
provided, however, that any voting securities of an issuer shall be deemed outstanding if any person other than the issuer is entitled to exercise the voting rights thereof.
     (5) A security shall be deemed to be of the same class as another security if both securities confer upon the holder or holders thereof substantially the same rights and privileges; provided, however, that, in the case of secured evidences of indebtedness, all of which are issued under a single indenture, differences in the interest rates or maturity dates of various series thereof shall not be deemed sufficient to constitute such series different classes and provided, further, that, in the case of unsecured evidences of indebtedness, differences in the interest rates or maturity dates thereof shall not be deemed sufficient to constitute them securities of different classes, whether or not they are issued under a single indenture.
Section 609. Corporate Trustee Required; Eligibility.
          There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
Section 610. Resignation and Removal; Appointment of Successor.
          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.
          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.
          (d) If at any time:
     (1) the Trustee shall fail to comply with Section 608(a) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

     (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.
          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
Section 611. Acceptance of Appointment by Successor.
          (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.
          (b) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
Section 612. Merger, Conversion, Consolidation or Succession to Business.
          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
Section 613. Preferential Collection of Claims Against Company.
          (a) Subject to Subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within four months prior to a default, as defined in Subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities, as defined in Subsection (c) of this Section:
     (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such four months’ period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this Subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and
     (2) all property received by the Trustee in respect of any claims as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such four months’ period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.
Nothing herein contained, however, shall affect the right of the Trustee:
     (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a third Person, and (iii) distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law;
     (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such four months’ period;
     (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such four months’ period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in Subsection (c) of this Section, would occur within four months; or
     (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.
          For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such four months’ period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.
          If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned among the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable State law, whether such distribution is made in cash, securities or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceedings for reorganization is pending shall have jurisdiction (i) to apportion among the Trustee, the Holders and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.
          Any Trustee which has resigned or been removed after the beginning of such four months’ period shall be subject to the provisions of this Subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such four months’ period, it shall be subject to the provisions of this Subsection if and only if the following conditions exist:
     (i) the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such four months’ period; and
     (ii) such receipt of property or reduction of claim occurred within four months after such resignation or removal.
          (b) There shall be excluded from the operation of Subsection (a) of this Section a creditor relationship arising from:
     (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;
     (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;
     (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;
     (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction, as defined in Subsection (c) of this Section;
     (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; and
     (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper, as defined in Subsection (c) of this Section.
     (c) For the purposes of this Section only:
     (1) the term “default” means any failure to make payments in full of the principal of or interest on any of the Securities or upon other indenture securities when and as such principal or interest becomes due and payable.
     (2) the term “other indenture securities” means securities upon which the Company is an obligor outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section, and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account;
     (3) the term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;
     (4) the term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation;
     (5) the term “Company” means any obligor upon the Securities; and
     (6) the term “Federal Bankruptcy Act” means the Bankruptcy Act or Title 11 of the United States Code.
Section 614. Appointment of Authenticating Agent.
          The Trustee may appoint an Authenticating Agent or Agents, which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon the original issue and upon exchange, registration of transfer or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.
          If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:
          This is one of the Securities described in the within-mentioned Indenture.

As Trustee

By

As Authenticating Agent

By

Authorized Officer

ARTICLE SEVEN
Holders’ Lists and Reports by Trustee and Company
Section 701. Company to Furnish Trustee Names and Addresses of Holders.
          The Company will furnish or cause to be furnished to the Trustee
     (a) semi-annually, not later than fifteen days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
provided, however, that so long as the Trustee is the Security Registrar no such list shall be required to be furnished.
Section 702. Preservation of Information; Communications to Holders.
          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.
          (b) If three or more Holders (herein referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either
     (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 702(a), or

     (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 702(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.
          If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Trustee in accordance with Section 702(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interest of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).
Section 703. Reports by Trustee.
          (a) Within 60 days after May 15 of each year commencing with the year 1991, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15 with respect to:

     (1) its eligibility under Section 609 and its qualifications under Section 608, or in lieu thereof, if to the best of its knowledge it has continued to be eligible and qualified under said Sections, a written statement to such effect;
     (2) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities Outstanding on the date of such report;
     (3) the amount, interest rate and maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in Section 613(b)(2), (3), (4) or (6);
     (4) the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;
     (5) any additional issue of Securities which the Trustee has not previously reported; and
     (6) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 602.
          (b) The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities Outstanding at such time, such report to be transmitted within 90 days after such time.
          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.
Section 704. Reports by Company.
          The Company shall:
     (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;
     (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (3) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.
Section 705. Notice of Change of Rating.
          The Company shall give notice of any change in Rating or Defeasance Rating to the Trustee within ten days of such change in Rating or Defeasance Rating and include in such notice a specification of the Applicable Rate or Defeasance Rate, as the case may be. The Trustee shall be under no obligation to ascertain the occurrence of a change in Rating. The Trustee may conclusively assume, in the absence of any notice to the contrary from the Company, that no change in Rating has occurred.
ARTICLE EIGHT
Consolidation, Merger, Conveyance, Transfer or Lease
Section 801. Company May Consolidate, Etc. on Certain Terms.
          The Company shall not consolidate with or merge into any Person or convey, transfer or lease its properties and assets as, or substantially as, an entirety to any Person, unless:
     (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, or lease the properties and assets of the Company as, or substantially as, an entirety shall be a corporation, partnership or trust organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall, by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, expressly assume the due and punctual payment of the principal of and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;
     (2) immediately after such transaction, no Event of Default, or event which after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing;
     (3) if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all indebtedness secured thereby; and
     (4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
Section 802. Successor Substituted.
          Upon any consolidation or merger or any conveyance, transfer or lease of the properties and assets of the Company as, or substantially as, an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease to another Person, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
ARTICLE NINE
Supplemental Indentures
Section 901. Supplemental Indentures Without Consent of Holders.
          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or
     (2) to add to the covenants of the Company for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Company; or

     (3) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or
     (4) to secure the Securities; or
     (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities in any material respect.
Section 902. Supplemental Indentures with Consent of Holders.
          With the consent of the Holders of not less than 66-2/3% in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
     (1) change the Stated Maturity of the principal of, or any installment of interest on, any such Security, or reduce the principal amount thereof or the rate of interest thereon or change any Place of Payment where, or the coin or currency in which, any such Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof,
     (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver provided for in this Indenture, or
     (3) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.
          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
Section 903. Execution of Supplemental Indentures.
          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
Section 904. Effect of Supplemental Indentures.
          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
Section 905. Conformity with Trust Indenture Act.
          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.
Section 906. Reference in Securities to Supplemental Indentures.
          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

ARTICLE TEN
Covenants
Section 1001. Payment of Principal and Interest.
          The Company covenants and agrees that it will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.
Section 1002. Maintenance of Office or Agency.
          The Company will maintain in each Place of Payment an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
Section 1003. Money for Securities Payments to be Held in Trust.
          If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
          Whenever the Company shall have one or more Paying Agents, it will, on or before each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
          The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest on the Securities; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each

Business Day and of general circulation in the city of New York, New York or to be mailed to such Holder or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the earlier of the date of such publication or such mailing, any unclaimed balance of such money then remaining will be repaid to the Company.
Section 1004. Corporate Existence.
          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.
Section 1005. Maintenance of Properties; Insurance.
          The Company will (i) keep and cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this subsection shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders, and (ii) maintain and cause each Subsidiary to maintain insurance with financially sound and reputable insurance companies or associations, in such amounts and covering such risks as is determined by the Board of Directors of the Company in its reasonable discretion.
Section 1006. Payment of Taxes and Other Claims.
          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Section 1007. Limitation on Liens.
          The Company will not itself, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed (such indebtedness for money borrowed being hereinafter in this Article called “Debt”), secured by a pledge of, or mortgage or other lien on, any Principal Operating Property of the Company or any Subsidiary or any shares of stock or Debt of any Subsidiary that is held by the Company or any Subsidiary, [and owns a Principal Operating Property] (such pledges, mortgages and other liens being hereinafter in this Article called “Mortgage” or “Mortgages”) without effectively providing that the Securities (together with, if the Company shall so determine, any other Debt of the Company or such Subsidiary then existing or thereafter created which is not subordinate to the Securities), shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt plus all Attributable Debt of the Company and its Subsidiaries in respect of sale and leaseback transactions (as defined in Section 1008) would not exceed 10% of the Consolidated Net Tangible Assets; provided, however, that this Section shall not apply to, and there shall be excluded from secured Debt in any computation under this Section, Debt secured by:
     (1) Mortgages on property of, or on any shares of stock or Debt of, any corporation existing at the time such corporation becomes a Subsidiary;
     (2) Mortgages in favor of the Corporation or any Subsidiary;
     (3) Mortgages in favor of a governmental unit to secure payments under any contract or statute, or to secure any Debt incurred in financing the acquisition, construction or improvement of property subject thereto, including Mortgages on, and created or arising in connection with the financing of the acquisition, construction or improvement of, any facility used or to be used in the business of the Company or any Subsidiary through the issuance of obligations, the income from which shall be excludable from gross income by virtue of Section 103 of the Internal Revenue Code (or any subsequently adopted provisions thereof providing for a specific exclusion from gross income);

     (4) Mortgages on property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price or construction cost thereof or to secure any Debt incurred prior to, at the time of, or within 180 days after, the acquisition of such property or shares or Debt or the completion of any such construction for the purpose of financing all or any part of the purchase price or construction cost thereof; provided that no such Mortgage shall extend to or cover any property of the Company or any Subsidiary, other than the property then being acquired or constructed;
     (5) Mortgages existing on the date of this Indenture; and
     (6) Any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Mortgage referred to in the foregoing clauses (1) to (5), inclusive; provided, that (i) such extension, renewal or replacement Mortgage shall be limited to all or a part of the same property, shares of stock or Debt that secured the Mortgage extended, renewed or replaced (plus improvements on such property) and (ii) the Debt secured by such Mortgage at such time is not increased.
Section 1008. Limitation on Sales and Leasebacks.
          The Company will not itself, and it will not permit any Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Company or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Company or a Subsidiary for a period, including renewals, in excess of three years of any Principal Operating Property which has been or is to be sold or transferred, more than 180 days after the completion of construction and commencement of full operation thereof, by the Company or any Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Operating Property (herein referred to as a “sale and leaseback transaction”) unless either:
     (1) The Company or such Subsidiary could create Debt secured by a Mortgage pursuant to Section 1007 on the Principal Operating Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Securities, or

     (2) The Company within 180 days after the sale or transfer shall have been made by the Company or by a Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Operating Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Operating Property so sold and leased back at the time of entering into such arrangement (as determined by any two of the following: the Chairman of the Board of the Company, the Vice Chairman of the Board, the Chief Executive Officer, its President and Chief Operating Officer, any Vice President of the Company, its Treasurer and its Controller), to either (a) the retirement of Funded Debt of the Company; provided, that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by the principal amount of any Securities delivered within 180 days after such sale to the Trustee for retirement and cancellation, or (b) the purchase of similar property or facilities (other than the Principal Operating Property involved in such sale and leaseback transaction) having a value at least equal to the greater of the net proceeds of the sale of, or the fair market value of, the Principal Operating Property so sold and leased back.
Section 1009. Waiver of Certain Covenants.
          The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1005 to 1008 inclusive, if before the time for such compliance the Holders of at least 66-2/3% in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.
Section 1010. Statement as to Default.
          The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate, stating as to each signer thereof that he is familiar with the affairs of the Company and whether or not to the best of his knowledge the Company is in default in the performance and observance of any of the Company’s obligations under this Indenture and if the Company shall be in default, specifying all such defaults of which he has knowledge and the nature and status thereof.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

Attest:	MORTON INTERNATIONAL, INC.

/s/ illegible Secretary	/s/ illegible Vice President

Attest:	CONTINENTAL BANK, NATIONAL ASSOCIATION, AS TRUSTEE

/s/ illegible Trust Officer	/s/ illegible Vice President

State of Illinois	)
) SS.:
County of Cook	)
          On the 12th day of June, 1990, before me personally came Thomas F. McDevitt, to me known, who being by me duly sworn, did depose and say that he is Vice President Finance of Morton International, Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ illegible
Notary Public

          On the 12th day of June, 1990, before me personally came [Arnold Lenters], to me known, who being by me duly sworn, did depose and say that he is a Vice President of Continental Bank, National Association, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ illegible
Notary Public

“OFFICIAL SEAL” KRISTEN M. ZEHR Notary Public, State of Illinois My Commission Expires Jan. 25, 1994

     SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated July 3rd, 2003, among Morton International, Inc., an Indiana corporation (the “Company”), Rohm and Haas Company, a Delaware corporation (the “Guarantor”), and J.P. Morgan Trust Company, National Association, successor by merger to Chase Manhattan Trust Company, National Association, as trustee (the “Trustee”).
WITNESSETH:
     WHEREAS, Section 901 of the indenture relating to the 9 1/4 % Credit Sensitive Debentures due June 1, 2020 of the Company (the “Securities”), dated as of June 1, 1990, between the Company and the Trustee (the “Original Indenture”) provides that the Trustee and the Company may execute a supplemental indenture without the consent of the holders of the Securities (the “Holders”) to, among other things, add a provision that does not adversely affect the interests of the Holders in any material respect;
     WHEREAS, the Guarantor intends to guarantee the Securities issued under the Original Indenture and become a party to the Original Indenture through the execution of this Supplemental Indenture;
     WHEREAS, all things necessary to make the Guarantor’s guarantee to be the effective and valid obligation of the Guarantor have been done;
     WHEREAS, the Guarantor also intends to assume the Company’s obligations under Section 704 of the Original Indenture with regard to filing certain reports with the Trustee; and
     WHEREAS, all things necessary to make this Supplemental Indenture a valid supplement to the terms of the Original Indenture have been done.
     NOW, THEREFORE, the parties hereto agree as set forth below:
     Capitalized terms used herein, but not defined herein, shall have the meanings ascribed to them in the Original Indenture. The Original Indenture is hereby amended as follows:
Section I.
     The Guarantor’s guarantee shall become effective in accordance with the terms set forth in paragraphs (1) — (22) below. For purposes of this Section I, the Supplemental Indenture, together with the Original Indenture, is referred to as the “Indenture.”
          (1) Unconditional Guarantee.
          Subject to the provisions of the Indenture, the Guarantor hereby unconditionally and irrevocably guarantees, as principal obligor and not only as a surety

(the “Guarantee”), to the Holders and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities or the obligations of the Company or the Trustee hereunder or thereunder, that the principal and interest on the Securities shall be duly and punctually paid in United States Dollars in full when due, whether at maturity, by acceleration or otherwise, and all other obligations of the Company or the Guarantor to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under the Indenture or under the Securities, for whatever reason, the Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under the Indenture or the Securities shall constitute an event of default under the Guarantee, and shall entitle the Holders to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company.
          The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Indenture or the Securities, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee shall not be discharged except by complete performance of the obligations contained in the Securities, the Indenture and the Guarantee. The Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor any amount paid by the Company or the Guarantor to the Trustee or Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (a) subject to the Indenture, the maturity of the obligations guaranteed hereby may be accelerated for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.
          No stockholder, officer, director, employee or incorporator, past, present or future, of the Guarantor, as such, shall have any personal liability under the Guarantee by reason of his, her or its status as such stockholder, officer, director, employee or incorporator.

          (2) Merger, Consolidation of Guarantor
          The Guarantor (other than under circumstances by which the Guarantee is to be released in accordance with the terms of the Indenture) shall not, and the Company shall not cause or permit the Guarantor to, consolidate with or merge into any Person or convey, transfer or lease its properties and assets as, or substantially as, an entirety to any Person, unless (i) the entity formed by or surviving any such consolidation or merger or the Person which acquires by conveyance, transfer, or lease the properties and assets of the Guarantor as, or substantially as, an entirety, shall be a corporation, partnership, or trust organized and existing under the laws of the United States or any state thereof or the District of Columbia; (ii) such entity expressly assumes by supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Guarantor under the Indenture and the Guarantee; and (iii) immediately after giving effect to such transaction, no Event of Default, or event after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (iv) the Guarantor shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with.
          (3) Release of the Guarantor.
          (a) Upon the consolidation or merger of the Guarantor with or into any Person in compliance with Section (2) (in each case, other than to the Company or an Affiliate of the Company), or if the Guarantor is dissolved or liquidated, the Guarantor’s Guarantee will be automatically discharged and released from all obligations under the Indenture without any further action required on the part of the Trustee or any Holder. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under the Guarantee as provided in the Indenture.
          (b) The Trustee shall deliver an appropriate instrument evidencing the release of the Guarantor upon receipt of a request by the Company or the Guarantor accompanied by an officers’ certificate and an opinion of counsel certifying as to the compliance with this Section (3); provided, however, that the legal counsel delivering such opinion of counsel may rely as to matters of fact on one or more officers’ certificates of the Company.
          The Trustee shall execute any documents reasonably requested by the Company or the Guarantor in order to evidence the release of such Guarantor from its obligations under the Guarantee under the Indenture.
          Except as set forth in Section (2) and this Section (3), nothing contained in the Indenture or in any of the Securities shall prevent any consolidation or merger of the Guarantor with or into the Company or shall prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety to the Company.

          (4) Waiver of Subrogation.
          Until this Indenture is discharged and all of the Securities are discharged and paid in full, the Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now have or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Securities or the Indenture and the Guarantor’s obligations under the Guarantee and the Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, or indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders under the Securities, the Indenture, or any other document or instrument delivered under or in connection with such agreements or instruments, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of the Indenture.
          (5) Immediate Payment.
          The Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all obligations arising under the Guarantee owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to the Guarantor in writing.
          (6) Obligations Absolute.
          The obligations of the Guarantor hereunder are and shall be absolute and unconditional, and any monies or amounts expressed to be owing or payable by the Guarantor hereunder which may not be recoverable from the Guarantor on the basis of the Guarantee shall be recoverable from the Guarantor as a primary obligor in respect thereof.
          (7) Obligations Continuing.
          The obligations of the Guarantor hereunder shall be continuing and shall remain in full force and effect until all the obligations have been paid and satisfied in full. The Guarantor agrees with the Trustee that it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may advise and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of the Guarantor to do so, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgement or acknowledgments or other instruments as may from time to time become necessary or advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.
          (8) Obligations Not Reduced.
          The obligations of the Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, interest, fees and other monies or amounts as may at any time prior to discharge of the Indenture be or become owing or payable under or by virtue of or otherwise in connection with the Securities or the Indenture.
          (9) Obligations Reinstated.
          The obligations of the Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of the Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of the Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or the Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company, all such indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by the Guarantor as provided herein.
          (10) Obligations Not Affected.
          The obligations of the Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by the Guarantor, the Trustee or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against the Guarantor hereunder or might operate to release or otherwise exonerate the Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:
     (a) any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person , including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;
     (b) any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under the Indenture, the Securities or any other document or instrument;
     (c) any failure of the Company, whether or not without fault on its part, to perform or comply with any of the provisions of the Indenture or the Securities, or to give notice thereof to the Guarantor;
     (d) the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;
     (e) the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;
     (f) any change in the time, manner or place of payment of, or in any other term of, any of the Securities, or any other amendment, variation, supplement, replacement or waiver or, or any consent to departure from, any of the Securities or the Indenture, including, without limitation, any increase or decrease in the principal amount of or interest on any of the Securities;
     (g) any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or the Guarantor;
     (h) any merger or amalgamation of the Company or the Guarantor with any Person or Persons;
     (i) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the obligations of the Guarantor under the Guarantee; and
     (j) any other circumstance, including release of the Guarantor pursuant to Section (3) (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of the Company under the Indenture or the Securities or of the Guarantor in respect of the Guarantee hereunder.

          (11) Waiver.
          Without in any way limiting the provisions of Section (1) hereof, the Guarantor hereby waives notice of acceptance hereof, notice of any liability of the Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of the Guarantor hereunder, or other notice or formalities to the Company or the Guarantor of any kind whatsoever.
          (12) No Obligation to Take Action Against the Company.
          Neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by the Guarantor of its liabilities and obligations under the Guarantee or under the Indenture.
          (13) Dealing with the Company and Others.
          The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of the Guarantor hereunder and without the consent of or notice to the Guarantor, may
     (a) grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;
     (b) accept compromises or arrangements from the Company; and
     (c) otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons as the Holders or the Trustee may see fit.
          (14) Default and Enforcement.
          If the Guarantor fails to pay in accordance with Section (5) hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Guarantee and the Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from the Guarantor the obligations arising under the Guarantee.
          (15) Amendment, Etc.
          No amendment, modification or waiver of any provision of the Indenture relating to the Guarantor or consent to any departure by the Guarantor or any other Person from any such provision will in any event be effective unless it is signed by the Guarantor and the Trustee.

          (16) Acknowledgment.
          The Guarantor hereby acknowledges communication of the terms of the Indenture and the Securities and consents to and approves of the same.
          (17) Costs and Expenses.
          The Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, legal fees and expenses) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under the Guarantee.
          (18) No Merger or Waiver; Cumulative Remedies.
          The Guarantee shall not operate by way of merger with any of the obligations of the Guarantor under any other agreement, including, without limitation, the Indenture. No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under the Indenture or the Securities shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under the Indenture or the Securities preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges in the Guarantee and under the Indenture, the Securities and any other document or instrument between the Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.
          (19) Survival of Obligations.
          Without prejudice to the survival of any of the other obligations of the Guarantor hereunder, the obligations of the Guarantor under Section (1) shall survive the payment in full of the Obligations and shall be enforceable against the Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or the Guarantor.
          (20) Guarantee in Addition to Other Obligations.
          The obligations of the Guarantor under the Guarantee and the Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to the Indenture or the Securities.
          (21) Successors and Assigns.
          The Guarantee shall be binding upon and inure to the benefit of the Guarantor and the Trustee and the other Holders and their respective successors and permitted assigns, except that the Guarantor may assign any of its obligations hereunder or thereunder.

          (22) Choice of Law.
          Notwithstanding Section 112 of the Indenture, the Guarantee set forth in Section I of this Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the state of New York without giving effect to the principles of conflicts of law. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Guarantee.
Section II.
     Section 704 of the Original Indenture is hereby amended as follows:
          (1) In the title of Section 704, the word “Company” shall be deleted and replaced with the word “Guarantor.”
          In the first line of Section 704, the word “Company” shall be deleted and replaced with the word “Guarantor.”
          In Section 704(1), lines 2, 7, and 10, the words “Company” shall be deleted and replaced with the words “Guarantor.”
          In Section 704(2), line 5, the word “Company” shall be deleted and replaced with the word “Guarantor.”
          In Section 704(3), line 5, the word “Company” shall be deleted and replaced with the word “Guarantor.”

     IN WITNESS WHEREOF, the undersigned have caused this Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

Attest:		Morton International, Inc.

By: Name:	/s/ Robert A. Lonergan Robert A. Lonergan	By: Name:	/s/ Edward E. Liebert Edward E. Liebert
Title:	Secretary	Title:	Treasurer
Date:	07/03/2003	Date:	07/03/2003

Attest:		Rohm and Haas Company

By: Name:	/s/ Robert A. Lonergan Robert A. Lonergan	By: Name:	/s/ Jacques M. Croisetiere Jacques M. Croisetiere
Title:	Corporate Secretary	Title:	Vice President & CFO
Date:	07/03/2003	Date:	07/03/2003

Attest:		Rohm and Haas Company

By: Name:	/s/ Robert A. Lonergan Robert A. Lonergan	By: Name:	/s/ Edward E. Liebert Edward E. Liebert
Title:	Corporate Secretary	Title:	Treasurer
Date:	07/03/2003	Date:	07/03/2003

Attest:		J.P. Morgan Trust Company, National Association, successor by merger to Chase Manhattan Trust Company, National Association as Trustee

By: Name:	/s/ Charles J. Adomenis Charles J. Adomenis	By: Name:	/s/ Catherine Lenhardt Catherine Lenhardt
Title:	Assistant Secretary	Title:	Vice President
Date:	07/03/2003	Date:	07/03/2003